Exhibit 99.1

© 2011 MIPS Technologies, Inc. All rights reserved.
Investor Presentation
September 7, 2011

© 2011 MIPS Technologies, Inc. All rights reserved.
This presentation contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and
Exchange Commission.
Safe Harbor for Forward-Looking Statements

© 2011 MIPS Technologies, Inc. All rights reserved.
The Heritage of the MIPS Architecture
Photo: In 1984, Stanford computer scientists John Shott,
John Hennessy and James D. Meindl brainstorm about the
MIPS project (Photo: Chuck Painter)
Now the architecture of choice for multimedia,
home networking & beyond
Pure, fast, efficient, elegant RISC architecture
designed for performance
Pioneered by Stanford President
John Hennessy in the 1980s
Innovation continues by MIPS and
licensees—Broadcom, Cavium, ICT, Ingenic,
Loongson, NEC, NetLogic, Toshiba, others
Widely used, widely taught architecture with
millions of lines of code written for it
Strong patent position with more than
580 patent properties worldwide

© 2011 MIPS Technologies, Inc. All rights reserved.
Market Leadership and Expansion
Digital TV
Cable, Satellite &
IPTV Set-top Boxes
Blu-ray Players
Broadband CPE
WiFi Access Points
and Routers
*MIPS and Industry Analyst Data
Number One
Market Share*
Leading position in the digital home; Strong in networking;
Aggressively expanding into mobile

© 2011 MIPS Technologies, Inc. All rights reserved.
Strategic Growth in Key Markets
• Maintain wireless
 leadership

• Leverage PowerPC
 transition to MIPS

• Leverage
 leadership in
 multicore, multi-
 threading & 64-bit
• Maintain #1
 position across
 the home
• Invest in connected
 device ecosystem
• Use Android & 4G
 to dislodge ARM
 monopoly

• Make pioneer
 customers
 successful
• Invest in connected
 device ecosystem
Digital
Home
Wired/
Wireless
Networking
Mobile
Maintaining lead in traditional markets;
aggressive market expansion

© 2011 MIPS Technologies, Inc. All rights reserved.
Convergence Between Digital Home and Mobile
Robust shared ecosystem is essential for growth
in high-end mobile and ultra-high end connected home
Shared Ecosystem
Mobile
Home
Smartphone / Tablet
Feature Phone
Ultra-Low Cost Phone
Ultra-high End
High-End
Mid-Range
Low-End

© 2011 MIPS Technologies, Inc. All rights reserved.
MIPS Goes Mobile!
Gaining traction in mobile with initial customers for
apps processing, baseband processing and more
MIPS is already strong in portable devices such as
PMPs and digital cameras; now bringing benefits of the
high performance/low power MIPS architecture to mobile
Android + 4G = opportunity for
MIPS to enter the mobile market
100 mbps - 1GBps

© 2011 MIPS Technologies, Inc. All rights reserved.
Recent Mobile Milestones
Bringing the right performance and ecosystem to our
licensees for the next generation of smart mobile devices
New MIPS-
Based
Smartphone
from TCL
New 1GHz+
SoCs for
Mobile
Apps on
MIPS
Android
Honeycomb
on MIPS for
tablets
MIPS-Based
Phone
Passes
Android
CTS

© 2011 MIPS Technologies, Inc. All rights reserved.
Silicon Area Advantage
Two ARM Cortex-A9s
MIPS32 1004K
MIPS32 1004K
MIPS32 1004K
Three MIPS32 1004K Cores = 3.6mm2*
Two ARM Cortex-A9 Cores = 3.6mm2*
3-core MIPS 1004K occupies same die area as 2-core ARM
Cortex-A9 leading to higher performance and low power
Worst Case SS Corner Frequencies, Production Margins ARM = 12T power opt, MIPS = 9T freq opt
Source: MIPS and ARM public data; A9 area estimated from published 4.6mm2 data; Neon area removed (area based on publicly available floorplans)

© 2011 MIPS Technologies, Inc. All rights reserved.
1074K vs. Atom: 3 Cores are Better than 1!
Atom = 9mm2 (45nm)
Data sources: Atom: www.intel.com, Anandtech, other web content (Z5xx and CE4100 data);
MIPS: prelim synthesis data for 1074Kf for 3 core CPS including fully configured FPU cores, plus CM functions; Benchmark data measured by both CoreMark and DMIPS
MIPS32
1074K
MIPS32
1074K
MIPS32
1074K
“If anyone needs any smashed Atoms, contact MIPS.”
  --Jon Peddie’s Techwatch
The 1074K core delivers nearly 2.5x the performance
in a smaller silicon footprint versus the Intel Atom

© 2011 MIPS Technologies, Inc. All rights reserved.
Multiple Entry Points in Mobile Devices
USIM
Touch
screen
Power
Mgt
3G/4G
Baseband
Modem
WiFi
+
BT
GPS
SPI
GPIO
Memory Controller
HDMI
MIPI
Camera
MIPI
Speaker
Mic
Audio
Codec
GPU
Video
Codec
USB
TV
Apps Processor

© 2011 MIPS Technologies, Inc. All rights reserved.
Industry’s Most
Scalable Processor Architecture
Microchip PIC32
Microcontrollers
And everything in between

© 2011 MIPS Technologies, Inc. All rights reserved.
More than 656m royalty units shipped in FY11
*MIPS royalty units reflect previous quarter shipments

© 2011 MIPS Technologies, Inc. All rights reserved.
FY2011 Financial Results
(Year Ending June 30, 2011)
❖ Revenue: $82.0 million (16% growth YoY)

❖ Pro-forma net income: $22.9 million or 43 cents per share
 (13% EPS growth YoY)
❖ Cash and investments: >$109 million
 ❖ No debt
❖ Exited FY11 with initial mobile royalties
❖ 656 million royalty units reported by MIPS licensees
 shipped in their year ended March 31 (+29% YoY)
❖ >2.9 billion unit installed base since 2000

© 2011 MIPS Technologies, Inc. All rights reserved.
MIPS Two Year Pro Forma P&L Statement

© 2011 MIPS Technologies, Inc. All rights reserved.
MIPS Q4‘11 Balance Sheet
($ in m’s)

© 2011 MIPS Technologies, Inc. All rights reserved.
Strategically Investing for Success
❖ Software and ecosystem
 development—operating
 systems, applications, tools
❖ Core
 development—accelerating
 roadmap for highest
 performing cores
❖ OEM/ODM relationships
❖ Reference designs and
 platforms
Digital
Home
Wired/
Wireless
Networking
Mobile

© 2011 MIPS Technologies, Inc. All rights reserved.
Digital Home
(DTV, STB,
DVD)
MCU
Networking
(WLAN, BB
CPE, VoIP,
Enterprise,
Storage)
Mobile/Portable
(DSC, MID,
games)
CY 2010 Royalty Revenue by Segment

© 2011 MIPS Technologies, Inc. All rights reserved.
>2.9 billion unit installed base since 2000;
656 million units in FY11
Number one in digital home;
broadly replacing PowerPC in enterprise networking;
aggressively expanding into mobile
Recent milestones—new 1GHz+ mobile implementations,
Android momentum, apps on MIPS and more
Debt-free; $109.4 million cash in bank as of 6/30/11
Why MIPS? Why Now?
Strong patent position with more than
580 patent properties worldwide;
actively exploring monetization strategies

© 2011 MIPS Technologies, Inc. All rights reserved.
Digital TV
Licensees by Segment
Set-top Box
MCU Apps & Automotive
CPE / Home Networks
Infrastructure / Enterprise
WLAN
Smartphone / Tablet / MID
DVD/Blu-ray
Games & PMPs
Digital
Home
Wired/
Wireless
Networking
Mobile